EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

         The following is a list of subsidiaries of the Company at December 31, 1999 and all are included in the Company's consolidated financial statements:

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
                                                       Jurisdiction                  Percentage of
                                                           of                      Voting Securities
Subsidiaries                                          Incorporation                      Owned
------------                                         --------------              --------------------

Britton & Koontz First National Bank                   Federal Law                       100%

Sumx Inc.                                              Federal Law                     38.25%




NOTES:

Britton & Koontz First National Bank is a consolidated subsidiary of Britton & Koontz Capital Corporation. Sumx Inc. is an inveatment of Britton & Koontz Capital Corporation accounted for by the equity method.


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